Exhibit 99.1

Wyndham Worldwide Reports First Quarter 2012 Earnings

First Quarter Adjusted EPS Growth of 36%

Increases 2012 EPS Guidance

Share Repurchase Authorization Increased

PARSIPPANY, N.J. (April 25, 2012) – Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months ended March 31, 2012.

Highlights:

•

First quarter adjusted diluted earnings per share (EPS) was $0.60, compared with $0.44 in the first quarter of 2011, an increase of 36%. First quarter 2012 reported diluted EPS was $0.21, a decrease of 49% from the same period in 2011, reflecting early extinguishment charges related to $650 million of debt tender offers.

•	First quarter Adjusted EBITDA increased 8% to $220 million.

•	Free cash flow increased to $193 million for the quarter ended March 31, 2012, compared with $185 million from the same period in 2011.

•	During the quarter, the Company repurchased 3.6 million shares of its common stock for $150 million at an average price of $42.05.

•	The Company announced today that its Board of Directors approved a $750 million increase to the share repurchase authorization.

“First quarter results were strong, reflecting the power of our fee-for-service business model across economic cycles, continuing innovation throughout the Company, robust free cash flow and disciplined capital allocation,” said Stephen P. Holmes, chairman and CEO, Wyndham Worldwide. “Furthermore, consumers are traveling. Our Vacation Ownership and Hotel businesses are showing great momentum and our Exchange and Rentals business proved resilient despite the difficult economic climate in Europe. As always, we will continue to focus on driving operational improvements in 2012 and beyond.”

FIRST QUARTER 2012 OPERATING RESULTS

First quarter revenues were $1.0 billion, an increase of 9% from the prior year period. The increase reflects growth in all of our business units led by the Company’s Lodging and Vacation Ownership businesses.

For the first quarter of 2012, adjusted net income was $90 million, or $0.60 per diluted share, compared with $79 million, or $0.44 per diluted share for the same period in 2011. The increase in adjusted net income primarily reflects stronger operating results in our Lodging and Vacation Ownership businesses. Adjusted net income for the first quarter of 2012 excludes a $62 million early extinguishment charge related to $650 million of debt tender offers and $4 million of benefits related to legacy and other adjustments. Full reconciliations of adjusted results to GAAP results appear in Table 8 of this press release.

Including the early extinguishment charge and legacy benefits, reported net income for the first quarter of 2012 was $32 million, or $0.21 per diluted share, compared with net income of $72 million, or $0.41 per diluted share, for the first quarter of 2011.

Free cash flow increased 4% to $193 million for the quarter ended March 31, 2012, compared with $185 million during the same period in 2011. The growth in free cash flow primarily reflects reduced capital expenditures. The Company defines free cash flow as net cash provided by operating activities less capital expenditures, equity investments and development advances. For the quarter ended March 31, 2012, cash provided by operating activities was $228 million, compared with $229 million in the prior year period.

BUSINESS UNIT RESULTS

Lodging (Wyndham Hotel Group)

Revenues were $185 million in the first quarter of 2012, an increase of 24%, compared with the first quarter of 2011. The increase reflects domestic RevPAR gains of 9%, as part of a total system RevPAR improvement of 7%, revenues associated with the recently opened Wyndham Grand hotel in Orlando, and higher inter-segment licensing fees for use of the Wyndham brand trade name. The revenue increase also includes $10 million of reclassifications, primarily related to certain reservation fees, which had no impact on Adjusted EBITDA.

Adjusted EBITDA was $49 million, an increase of 23% compared with the first quarter of 2011, largely reflecting the revenue increases discussed above, partially offset by the operating costs associated with the recently opened Wyndham Grand hotel and higher marketing costs. Excluding the higher inter-segment licensing fees, Adjusted EBITDA increased by 13%.

As of March 31, 2012, the Company’s hotel system consisted of over 7,150 properties and approximately 609,300 rooms. The development pipeline included approximately 840 hotels and 108,200 rooms, of which 56% were new construction and 55% were international.

Vacation Exchange and Rentals (Wyndham Exchange & Rentals)

Revenues were $361 million in the first quarter of 2012, compared to $356 million in the first quarter of 2011. In constant currency and excluding the impact of acquisitions, revenues were flat.

Exchange revenues were $188 million, a decrease of 3% compared with the first quarter of 2011, primarily due to a 2% decline in the average number of members resulting from the non-renewal of an affiliation agreement. In constant currency, exchange revenues were down 2% and exchange revenue per member was flat.

Vacation rental revenues were $159 million, a 6% increase compared with the first quarter of 2011. Excluding the impact of foreign currency and acquisitions, vacation rental revenues were up 3% primarily due to a 2% increase in vacation rental transactions. Average net price per vacation rental remained flat.

Adjusted EBITDA for the first quarter of 2012 was $93 million, flat compared with the prior-year period. Excluding the impact of foreign currency and acquisitions, Adjusted EBITDA declined by 2%, reflecting the continued economic challenges in Europe.

Vacation Ownership (Wyndham Vacation Ownership)

Revenues were $501 million in the first quarter of 2012, an 11% increase over the first quarter of 2011, primarily reflecting increased vacation ownership interest (VOI) sales.

Gross VOI sales were $384 million in the first quarter of 2012, up 20% from the first quarter of 2011, primarily reflecting a 10% increase in volume per guest and an 8% increase in tour flow.

Adjusted EBITDA for the first quarter of 2012 was $103 million, a 7% increase compared with the first quarter of 2011. Excluding the higher inter-segment licensing fee paid for the use of the Wyndham brand trade name, Adjusted EBITDA increased by 11%, reflecting contributions from increased VOI sales.

Other Items

•	The Board of Directors approved a $750 million increase in the Company’s share repurchase program.

•

The Company repurchased approximately 3.6 million shares of common stock for $150 million during the first quarter of 2012 at an average price of $42.05, and an additional 850,000 shares for $40 million at an average price of $46.85 through April 24, 2012. The Company has $940 million remaining on its current share repurchase authorization, including the $750 million increase mentioned above.

•	Net interest expense in the first quarter of 2012 was $31 million, compared to $30 million in the first quarter of 2011.

•

During the quarter, the Company purchased $207 million of our 9.875% 2014 senior notes and $443 million of our 6.0% 2016 senior notes. We also issued $300 million of 5 year notes at 2.95% and $650 million of 10 year notes at 4.25%.

A portion of the proceeds was used to reduce revolver borrowings by approximately $170 million.

Balance Sheet Information as of March 31, 2012:

•	Cash and cash equivalents of approximately $240 million, compared with $142 million at December 31, 2011

•	Vacation ownership contract receivables, net, of $2.8 billion, unchanged from December 31, 2011

•	Vacation ownership and other inventory of approximately $1.1 billion, unchanged from December 31, 2011

•	Securitized vacation ownership debt of $2.0 billion, compared with $1.9 billion at December 31, 2011

•

Long-term debt of $2.3 billion, compared with $2.2 billion at December 31, 2011. The remaining borrowing capacity on the revolving credit facility was $942 million, compared with $771 million as of December 31, 2011

A schedule of debt is included in Table 5 of this press release.

Outlook

For the full year 2012, the Company:

•	Reiterates Revenues of approximately $4.425 – $4.6 billion

•	Reiterates Adjusted EBITDA of approximately $1.030 – $1.055 billion

•	Raises Adjusted EPS Guidance to $3.00 – $3.15 from $2.85 – $3.00

•	Reduces diluted shares to 149 million from 153 million

The guidance reflects assumptions used for internal planning purposes. Guidance may exclude non-recurring or special items, which may have a positive or negative impact on reported results. If economic conditions change materially from current levels, these assumptions and our guidance may change materially.

Conference Call Information

Wyndham Worldwide Corporation will hold a conference call with investors to discuss this news on Wednesday, April 25, 2012 at 8:30 a.m. EDT. Listeners may access the webcast live through the Company’s website at www.wyndhamworldwide.com/investors/. An archive of this webcast will be available at the website for approximately 90 days beginning at noon EDT on April 25, 2012. The conference call may also be accessed by dialing (800) 369-2052 and providing the passcode “WYNDHAM.” Listeners are urged to call at least 10 minutes prior to the scheduled start time. A telephone replay will be available for approximately 90 days beginning at noon EDT on April 25, 2012, at (800) 839-5569.

Presentation of Financial Information

Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of the press release. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA and EPS to the most directly comparable GAAP measure because certain items cannot be reasonably estimated or predicted at this time. Any such items could be significant to our reported results.

About Wyndham Worldwide Corporation

As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality products and services across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands. Wyndham Hotel Group encompasses over 7,150 hotels with approximately 609,300 rooms worldwide. Wyndham Exchange & Rentals offers leisure travelers, including its 3.7 million members, access to approximately 100,000 vacation properties located in approximately 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of over 160 vacation ownership resorts serving over 813,000 owners throughout North America, the Caribbean and the South Pacific. Wyndham Worldwide, headquartered in Parsippany, N.J., employs approximately 27,800 employees globally.

For more information about Wyndham Worldwide, please visit www.wyndhamworldwide.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings, share repurchases and related financial and operating measures.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s Annual Report on Form 10-K, filed with the SEC on February 17, 2012. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

# # #

Investor and Media contact:

Margo C. Happer

Senior Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-6472

margo.happer@wyn.com

Table 1

Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA,” which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), interest income (excluding consumer financing interest) and income taxes, each of which is presented on the Company’s Consolidated Statements of Income. The Company believes that EBITDA is a useful measure of performance for the Company’s industry segments which, when considered with GAAP measures, the Company believes gives a more complete understanding of its operating performance. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.

The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income attributable to Wyndham Worldwide for the three months ended March 31, 2012 and 2011:

	Three Months Ended March 31,
	2012			2011
	Net Revenues	EBITDA		Net Revenues	EBITDA
Lodging	$185	$49		$149	$27	(e)
Vacation Exchange and Rentals	361	95	(c)	356	93
Vacation Ownership	501	103		450	97	(f)

Total Reportable Segments	1,047	247		955	217
Corporate and Other (a) (b)	(11)	(21)		(3)	(14)

Total Company	$1,036	$226		$952	$203

Reconciliation of EBITDA to Net Income Attributable to Wyndham Worldwide

EBITDA		$226			$203
Depreciation and amortization		45			45
Interest expense		33			32
Early extinguishment of debt		106	(d)		12	(g)
Interest income		(2)			(2)

Income before income taxes		44			116
Provision for income taxes		13			44

Net income		31			72
Net loss attributable to noncontrolling interest		1			—

Net income attributable to Wyndham Worldwide		$32			$72

(a)	Includes the elimination of transactions between segments.
(b)

Includes $4 million and $11 million of a net benefit during the three months ended March 31, 2012 and 2011, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

(c)	Includes a $2 million benefit related to the reversal of an allowance associated with a previously divested asset.
(d)	Represents costs incurred for the early repurchase of a portion of the Company’s 9.875% senior unsecured notes and 6.00% senior unsecured notes.
(e)	Includes a non-cash impairment charge of $13 million to reduce the value of an international joint venture.
(f)	Includes a $1 million benefit for the reversal of costs incurred as a result of various strategic initiatives commenced by the Company during 2008.
(g)	Represents costs incurred for the early repurchase of a portion of the Company’s convertible notes.

The following tables summarize net revenues and Adjusted EBITDA for reportable segments for the three months ended March 31, 2012 and 2011 (for a description of adjustments by segment, see Table 7):

	Three Months Ended March 31,
	2012		2011
	Net Revenues	Adjusted EBITDA	Net Revenues	Adjusted EBITDA
Lodging	$185	$49	$149	$40
Vacation Exchange and Rentals	361	93	356	93
Vacation Ownership	501	103	450	96

Total Reportable Segments	1,047	245	955	229
Corporate and Other	(11)	(25)	(3)	(25)

Total Company	$1,036	$220	$952	$204

Table 2

Wyndham Worldwide Corporation

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data)

	Three Months Ended March 31,
	2012		2011

Net revenues
Service and membership fees	$504		$495
Vacation ownership interest sales	271		222
Franchise fees	118		101
Consumer financing	103		102
Other	40		32

Net revenues	1,036		952

Expenses
Operating	442		411
Cost of vacation ownership interests	28		32
Consumer financing interest	23		23
Marketing and reservation	167		137
General and administrative (a)	153		140
Asset impairments	—		13	(b)
Restructuring	—		(1	)(c)
Depreciation and amortization	45		45

Total expenses	858		800

Operating income	178		152
Other income, net	(3	)(d)	(6	)(e)
Interest expense	33		32
Early extinguishment of debt	106	(f)	12	(g)
Interest income	(2)		(2)

Income before income taxes	44		116
Provision for income taxes	13		44

Net income	31		72
Net loss attributable to noncontrolling interest	1		—

Net income attributable to Wyndham Worldwide	$32		$72

Earnings per share
Basic	$0.22		$0.42
Diluted	0.21		0.41

Weighted average shares outstanding
Basic	146		173
Diluted	149		179

(a)

Includes $4 million and $7 million of a net benefit during the three months ended March 31, 2012 and 2011, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

(b)	Represents a non-cash impairment charge related to a write-down of an international joint venture at the Company’s lodging business.
(c)	Relates to the reversal of costs incurred as a result of various strategic initiatives commenced by the Company during 2008.
(d)	Includes a $2 million benefit related to the reversal of an allowance associated with a previously divested asset at the Company’s vacation exchange and rentals business.
(e)	Includes $4 million of a gain related to the redemption of a preferred stock investment allocated to the Company in connection with our separation from Cendant.
(f)	Represents costs incurred for the early repurchase of a portion of the Company’s 9.875% senior unsecured notes and 6.00% senior unsecured notes.
(g)	Represents costs incurred for the early repurchase of a portion of the Company’s convertible notes.

Table 3

(1 of 3)

Wyndham Worldwide Corporation

OPERATING STATISTICS

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Rooms	2012	609,300	N/A	N/A	N/A	N/A
	2011	609,600	612,900	611,200	613,100	N/A
	2010	593,300	606,800	605,700	612,700	N/A
	2009	588,500	590,200	590,900	597,700	N/A

RevPAR	2012	$29.73	N/A	N/A	N/A	N/A
	2011	$27.71	$35.38	$39.49	$30.65	$33.34
	2010	$25.81	$32.25	$37.14	$29.18	$31.14
	2009	$27.69	$32.38	$34.81	$26.47	$30.34

Vacation Exchange and Rentals
Average Number of Members (in 000s)	2012	3,684	N/A	N/A	N/A	N/A
	2011	3,766	3,755	3,744	3,734	3,750
	2010	3,746	3,741	3,766	3,759	3,753
	2009	3,789	3,795	3,781	3,765	3,782

Exchange Revenue Per Member	2012	$204.56	N/A	N/A	N/A	N/A
	2011	$205.64	$178.46	$172.38	$161.68	$179.59
	2010	$201.93	$172.20	$173.44	$162.59	$177.53
	2009	$194.83	$174.22	$173.90	$163.89	$176.73

Vacation Rental Transactions (in 000s) (b)	2012	418	N/A	N/A	N/A	N/A
	2011	398	328	370	250	1,347
	2010	291	297	322	253	1,163
	2009	273	231	264	196	964

Average Net Price Per Vacation Rental (b)	2012	$379.40	N/A	N/A	N/A	N/A
	2011	$377.71	$549.09	$701.81	$497.04	$530.78
	2010	$361.17	$387.01	$500.31	$449.12	$425.38
	2009	$353.15	$471.74	$594.34	$499.66	$477.38

Vacation Ownership
Gross Vacation Ownership Interest (VOI) Sales (in 000s) (c)	2012	$384,000	N/A	N/A	N/A	N/A
	2011	$319,000	$412,000	$455,000	$409,000	$1,595,000
	2010	$308,000	$371,000	$412,000	$373,000	$1,464,000
	2009	$280,000	$327,000	$366,000	$343,000	$1,315,000

Tours (d)	2012	148,000	N/A	N/A	N/A	N/A
	2011	137,000	177,000	197,000	173,000	685,000
	2010	123,000	163,000	187,000	160,000	634,000
	2009	137,000	164,000	173,000	142,000	617,000

Volume Per Guest (VPG) (d)	2012	$2,414	N/A	N/A	N/A	N/A
	2011	$2,192	$2,227	$2,197	$2,296	$2,229
	2010	$2,334	$2,156	$2,081	$2,214	$2,183
	2009	$1,866	$1,854	$1,944	$2,210	$1,964

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of the acquisition of the Tryp hotel brand (June 2010) from the acquisition date forward. Therefore, the operating statistics are not presented on a comparable basis.
(b)

Includes the impact of the acquisitions of Hoseasons (March 2010), ResortQuest (September 2010), James Villa Holidays (November 2010) and two tuck-in acquisitions (third quarter 2011) from the acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(c)

Includes gross VOI sales under the Company’s Wyndham Asset Affiliate Model (WAAM) beginning in the first quarter of 2010 (see Table 9 for a reconciliation of gross VOI sales to vacation ownership interest sales).

(d)	Includes the impact of WAAM related tours beginning in the first quarter of 2010.

Table 3

(2 of 3)

Wyndham Worldwide Corporation

ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Properties	2012	7,150	N/A	N/A	N/A	N/A
	2011	7,190	7,220	7,190	7,210	N/A
	2010	7,090	7,160	7,150	7,210	N/A
	2009	6,990	7,020	7,040	7,110	N/A

Vacation Ownership
Provision for Loan Losses (in 000s) (b)	2012	$96,000	N/A	N/A	N/A	N/A
	2011	$79,000	$80,000	$96,000	$83,000	$339,000
	2010	$86,000	$87,000	$85,000	$82,000	$340,000
	2009	$107,000	$122,000	$117,000	$103,000	$449,000

Sales under WAAM (in 000s) (c)	2012	$17,000	N/A	N/A	N/A	N/A
	2011	$18,000	$19,000	$38,000	$31,000	$106,000
	2010	$5,000	$13,000	$20,000	$14,000	$51,000

WAAM Commission Revenues (in 000s)	2012	$12,000	N/A	N/A	N/A	N/A
	2011	$10,000	$11,000	$23,000	$21,000	$65,000
	2010	$3,000	$8,000	$12,000	$9,000	$31,000

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of the acquisition of Tryp hotel brand (June 2010) from the acquisition date forward. Therefore, the operating statistics are not presented on a comparable basis.
(b)

Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.

(c)

Represents gross VOI sales under the Company’s WAAM for which the Company earns commission revenue (WAAM Commission Revenues). The commission revenue earned on these sales is included in service fees and membership revenues on the Consolidated Statements of Income. The Company implemented this sales model during the first quarter of 2010 and, as such, there is no historical data prior to 2010.

Table 3

(3 of 3)

Wyndham Worldwide Corporation

OPERATING STATISTICS

GLOSSARY OF TERMS

Lodging

Number of Rooms: Represents the number of rooms at lodging properties at the end of the period which are either (i) under franchise and/or management agreements, or company owned, (ii) properties under affiliation agreements for which we receive a fee for reservation and/or other services provided or (iii) properties managed under a joint venture.

Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.

Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.

RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.

Vacation Exchange and Rentals

Average Number of Members: Represents members in our vacation exchange programs who pay annual membership dues. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with our vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related services and products.

Exchange Revenue Per Member: Represents total annualized revenues generated from fees associated with memberships, exchange transactions, member-related rentals and other servicing for the period divided by the average number of vacation exchange members during the period.

Vacation Rental Transactions: Represents the number of transactions that are generated in connection with customers booking their vacation rental stays through us. One rental transaction is recorded for each standard one-week rental.

Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers and other related rental servicing fees divided by the number of vacation rental transactions.

Vacation Ownership

Gross Vacation Ownership Interest Sales: Represents sales of vacation ownership interest (VOIs), including Wyndham Asset Affiliation Model sales, before the net effect of percentage-of-completion accounting and loan loss provisions. See Table 9 for a reconciliation of Gross VOI sales to Vacation Ownership Interest Sales. We believe that Gross VOI sales provides an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.

Tours: Represents the number of tours taken by guests in our efforts to sell vacation ownership interests.

Volume per Guest (VPG): Represents gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. We have excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel. See Table 9 for a detail of tele-sales upgrades for 2009-2012. We believe that VPG provides an enhanced understanding of the performance of our vacation ownership business because it directly measures the efficiency of this business’ tour selling efforts during a given reporting period.

General

Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods.

Table 4

Wyndham Worldwide Corporation

REVENUE DETAIL BY REPORTABLE SEGMENT

(In millions)

	2012					2011
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

Lodging
Royalties and Franchise Fees	$62	N/A	N/A	N/A	N/A	$58	$75	$85	$66	$284
Marketing, Reservation and Wyndham Rewards Revenues (a)	68	N/A	N/A	N/A	N/A	54	75	94	76	299
Hotel Management Reimbursable Revenues (b)	21	N/A	N/A	N/A	N/A	19	19	21	20	79
Inter-segment Trademark Fees (c)	8	N/A	N/A	N/A	N/A	1	2	3	4	10
Owned Hotel Revenues	8	N/A	N/A	N/A	N/A	—	—	—	5	5
Ancillary Revenues (d)	18	N/A	N/A	N/A	N/A	17	19	19	17	72

Total Lodging	185	N/A	N/A	N/A	N/A	149	190	222	188	749

Vacation Exchange and Rentals
Exchange Revenues	188	N/A	N/A	N/A	N/A	194	168	161	150	673
Rental Revenues	159	N/A	N/A	N/A	N/A	150	180	260	125	715
Ancillary Revenues (e)	14	N/A	N/A	N/A	N/A	12	13	15	16	56

Total Vacation Exchange and Rentals	361	N/A	N/A	N/A	N/A	356	361	436	291	1,444

Vacation Ownership
Vacation Ownership Interest Sales	271	N/A	N/A	N/A	N/A	222	313	320	295	1,150
Consumer Financing	103	N/A	N/A	N/A	N/A	102	103	105	105	415
Property Management Fees	110	N/A	N/A	N/A	N/A	110	108	105	101	424
WAAM Commissions	12	N/A	N/A	N/A	N/A	10	11	23	21	65
Ancillary Revenues (f)	5	N/A	N/A	N/A	N/A	6	6	6	5	23

Total Vacation Ownership	501	N/A	N/A	N/A	N/A	450	541	559	527	2,077

Total Reportable Segments	$1,047	N/A	N/A	N/A	N/A	$955	$1,092	$1,217	$1,006	$4,270

	2010					2009
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

Lodging
Royalties and Franchise Fees	$52	$69	$82	$62	$265	$57	$68	$72	$57	$254
Marketing, Reservation and Wyndham Rewards Revenues (a)	50	65	76	60	251	54	66	73	53	246
Hotel Management Reimbursable Revenues (b)	21	20	18	18	77	22	23	21	19	85
Ancillary Revenues (d)	21	24	27	23	95	21	17	17	20	75

Total Lodging	144	178	203	163	688	154	174	183	149	660

Vacation Exchange and Rentals
Exchange Revenues	189	161	163	153	666	185	165	164	154	668
Rental Revenues	105	115	161	114	495	96	109	157	98	460
Ancillary Revenues (e)	6	5	6	15	32	6	6	6	6	24

Total Vacation Exchange and Rentals	300	281	330	282	1,193	287	280	327	258	1,152

Vacation Ownership
Vacation Ownership Interest Sales	217	271	308	276	1,072	239	242	285	287	1,053
Consumer Financing	105	106	107	107	425	109	109	108	109	435
Property Management Fees	100	100	104	101	405	91	94	96	95	376
WAAM Commissions (g)	3	8	12	8	31	—	—	—	—	—
Ancillary Revenues (f)	19	20	2	5	46	23	22	19	17	81

Total Vacation Ownership	444	505	533	497	1,979	462	467	508	508	1,945

Total Reportable Segments	$888	$964	$1,066	$942	$3,860	$903	$921	$1,018	$915	$3,757

Note: Full year amounts may not add across due to rounding.

(a)

Marketing and reservation revenues represent fees we receive from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees we receive relating to our loyalty program.

(b)	Primarily represents payroll costs in our hotel management business that we pay on behalf of property owners and for which we are reimbursed by the property owners.
(c)

During 2011, $3 million, $1 million and $2 million of inter-segment trademark fees were recorded as a reduction of expenses in Q1, Q2 and Q3, respectively. As such, total inter-segment trademark fees for 2011 were $16 million.

(d)	Primarily includes additional services provided to franchisees.
(e)	Primarily includes fees generated from programs with affiliated resorts and homeowners.
(f)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core operations.
(g)	The Company implemented the WAAM sales model during the first quarter of 2010 and, as such, there is no historical data for 2009.

Table 5

Wyndham Worldwide Corporation

SCHEDULE OF DEBT

(In millions)

	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011

Securitized vacation ownership debt (a)
Term notes	$1,896	$1,625	$1,512	$1,446	$1,666
Bank conduit facility (b)	104	237	218	242	148

Securitized vacation ownership debt (c)	2,000	1,862	1,730	1,688	1,814
Less: Current portion of securitized vacation ownership debt	206	196	179	190	216

Long-term securitized vacation ownership debt	$1,794	$1,666	$1,551	$1,498	$1,598

Debt:
Revolving credit facility (due July 2016) (d)	$47	$218	$169	$107	$5
3.50% convertible notes (due May 2012) (e)	44	36	27	32	41
9.875% senior unsecured notes (due May 2014) (f)	42	243	243	242	241
6.00% senior unsecured notes (due December 2016) (g)	362	811	812	803	797
2.95% senior unsecured notes (due March 2017) (h)	298	—	—	—	—
5.75% senior unsecured notes (due February 2018) (i)	247	247	247	247	247
7.375% senior unsecured notes (due March 2020) (j)	248	247	247	247	247
5.625% senior unsecured notes (due March 2021) (k)	245	245	245	245	245
4.25% senior unsecured notes (due March 2022) (l)	643	—	—	—	—
Vacation rentals capital leases	103	102	108	120	120
Other	1	4	1	1	28

Total debt	2,280	2,153	2,099	2,044	1,971
Less: Current portion of debt	54	46	37	43	12

Long-term debt	$2,226	$2,107	$2,062	$2,001	$1,959

(a)

The Company’s vacation ownership contract receivables are securitized through bankruptcy-remote special purpose entities (“SPE”) that are consolidated within our financial statements. These bankruptcy-remote SPEs are legally separate from the Company. The receivables held by the bankruptcy-remote SPEs are not available to the Company’s creditors and legally are not the Company’s assets. Additionally, the creditors of these SPEs have no recourse to the Company for principal and interest.

(b)

Represents a non-recourse vacation ownership bank conduit facility with a term through June 2013 and borrowing capacity of $600 million. As of March 31, 2012, this facility had remaining borrowing capacity of $496 million.

(c)

This debt is collateralized by $2,622 million, $2,638 million, $2,502 million, $2,672 million and $2,778 million of underlying vacation ownership contract receivables and related assets as of March 31, 2012, December 31, 2011, September 30, 2011, June 30, 2011 and March 31, 2011, respectively.

(d)

Represents a $1.0 billion revolving credit facility that expires on July 15, 2016. As of March 31, 2012, the Company had $11 million of outstanding letters of credit and a remaining borrowing capacity of $942 million.

(e)

Represents convertible notes issued by the Company during May 2009. The balance at March 31, 2012 represents $12 million aggregrate principal plus a $32 million liability related to a bifurcated conversion feature.

(f)	Represents senior unsecured notes issued by the Company during May 2009. The balance as of March 31, 2012 represents $43 million aggregate principal less $1 million of unamortized discount.
(g)

Represents senior unsecured notes issued by the Company during December 2006. The balance as of March 31, 2012 represents $357 million aggregate principal less $1 million of unamortized discount, plus $6 million of unamortized gains from the settlement of a derivative.

(h)	Represents senior unsecured notes issued by the Company during March 2012. The balance as of March 31, 2012 represents $300 million aggregate principal less $2 million of unamortized discount.
(i)	Represents senior unsecured notes issued by the Company during September 2010. The balance as of March 31, 2012 represents $250 million aggregate principal less $3 million of unamortized discount.
(j)	Represents senior unsecured notes issued by the Company during February 2010. The balance as of March 31, 2012 represents $250 million aggregate principal less $2 million of unamortized discount.
(k)	Represents senior unsecured notes issued by the Company during March 2011. The balance as of March 31, 2012 represents $250 million aggregate principal less $5 million of unamortized discount.
(l)	Represents senior unsecured notes issued by the Company during March 2012. The balance as of March 31, 2012 represents $650 million aggregate principal less $7 million of unamortized discount.

Table 6

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Three Months Ended March 31, 2012
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Lodging
Wyndham Hotels and Resorts	98	25,901	55.7%	$111.04	$61.87

TRYP by Wyndham	90	12,904	51.2%	$96.12	$49.25

Wingate by Wyndham	161	14,750	57.7%	$80.22	$46.26

Hawthorn Suites by Wyndham	78	7,400	59.3%	$73.85	$43.83

Ramada	843	114,251	47.6%	$75.97	$36.19

Baymont	255	21,425	44.6%	$60.44	$26.98

Days Inn	1,834	148,235	42.6%	$59.00	$25.12

Super 8	2,253	142,686	47.2%	$50.56	$23.89

Howard Johnson	440	44,090	44.3%	$58.98	$26.10

Travelodge	434	32,602	42.8%	$61.39	$26.27

Microtel Inns & Suites	310	22,086	49.1%	$58.37	$28.69

Knights Inn	350	21,867	36.5%	$40.23	$14.69

Dream	5	990	75.2%	$194.51	$146.20

Night	1	72	90.6%	$203.86	$184.77

Total Lodging	7,152	609,259	46.2%	$64.41	$29.73

Vacation Ownership
Wyndham Vacation Ownership resorts	165	20,764	N/A	N/A	N/A

Total Wyndham Worldwide	7,317	630,023

	As of and For the Three Months Ended March 31, 2011
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Lodging
Wyndham Hotels and Resorts	94	25,521	53.3%	$106.57	$56.84

Tryp by Wyndham	92	13,420	48.3%	$111.27	$53.75

Wingate by Wyndham	165	15,134	55.8%	$78.31	$43.68

Hawthorn Suites by Wyndham	75	7,028	57.6%	$74.22	$42.73

Ramada	888	117,278	45.4%	$73.37	$33.30

Baymont	261	21,886	41.2%	$59.02	$24.33

Days Inn	1,877	150,214	40.5%	$58.19	$23.58

Super 8	2,185	137,260	43.9%	$51.41	$22.56

Howard Johnson	464	46,080	41.1%	$57.28	$23.56

Travelodge	434	31,920	40.8%	$59.70	$24.34

Microtel Inns & Suites	316	22,528	46.3%	$55.03	$25.46

Knights Inn	339	20,679	33.7%	$40.75	$13.74

Dream	3	566	73.1%	$177.95	$130.02

Night	1	72	93.8%	$298.78	$280.20

Total Lodging	7,194	609,586	43.5%	$63.66	$27.71

Vacation Ownership
Wyndham Vacation Ownership resorts	162	20,736	N/A	N/A	N/A

Total Wyndham Worldwide	7,356	630,322

NOTE: A glossary of terms is included in Table 3 (3 of 3); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 7

(1 of 2)

Wyndham Worldwide

NON-GAAP RECONCILIATION

(In millions)

	Net Revenues	Reported EBITDA	Legacy Adjustments (b)	Allowance Reversal (c)	Adjusted EBITDA

Three months ended March 31, 2012
Lodging	$185	$49	$—	$—	$49
Vacation Exchange and Rentals	361	95	—	(2)	93
Vacation Ownership	501	103	—	—	103

Total Reportable Segments	1,047	247	—	(2)	245
Corporate and Other (a)	(11)	(21)	(4)	—	(25)

Total Company	$1,036	$226	$(4)	$(2)	$220

(a)	Includes the elimination of transactions between segments.
(b)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(c)	Relates to a benefit from the reversal of an allowance associated with a previously divested asset.

Table 7

(2 of 2)

Wyndham Worldwide

NON-GAAP RECONCILIATION

(In millions)

	Net Revenues	Reported EBITDA	Legacy Adjustments (b)	Asset Impairments		Restructuring Costs		VAT Adjustments (e)	CTA Writeoff (f)	Adjusted EBITDA
Three months ended March 31, 2011
Lodging	$149	$27	$—	$13	(c)	$—		$—	$—	$40
Vacation Exchange and Rentals	356	93	—	—		—		—	—	93
Vacation Ownership	450	97	—	—		(1	) (d)	—	—	96

Total Reportable Segments	955	217	—	13		(1)		—	—	229
Corporate and Other (a)	(3)	(14)	(11)	—		—		—	—	(25)

Total Company	$952	$203	$(11)	$13		$(1)		$—	$—	$204

Three months ended June 30, 2011
Lodging	$190	$66	$—	$—		$—		$—	$—	$66
Vacation Exchange and Rentals	361	106	—	—		7	(g)	(31)	—	82
Vacation Ownership	541	130	—	—		—		—	—	130

Total Reportable Segments	1,092	302	—	—		7		(31)	—	278
Corporate and Other (a)	(2)	(26)	3	—		—		—	—	(23)

Total Company	$1,090	$276	$3	$—		$7		$(31)	$—	$255

Three months ended September 30, 2011
Lodging	$222	$67	$—	$—		$—		$—	$—	$67
Vacation Exchange and Rentals	436	131	—	—		—		—	4	135
Vacation Ownership	559	149	—	—		—		—	—	149

Total Reportable Segments	1,217	347	—	—		—		—	4	351
Corporate and Other (a)	(5)	(18)	(8)	—		—		—	—	(26)

Total Company	$1,212	$329	$(8)	$—		$—		$—	$4	$325

Three months ended December 31, 2011
Lodging	$188	$(3)	$—	$44	(h)	$—		$—	$—	$41
Vacation Exchange and Rentals	291	38	—	—		—		—	—	38
Vacation Ownership	527	139	—	—		—		—	—	139

Total Reportable Segments	1,006	174	—	44		—		—	—	218
Corporate and Other (a)	(6)	(26)	(4)	—		—		—	—	(30)

Total Company	$1,000	$148	$(4)	$44		$—		$—	$—	$188

Twelve months ended December 31, 2011
Lodging	$749	$157	$—	$57	(c) (h)	$—		$—	$—	$214
Vacation Exchange and Rentals	1,444	368	—	—		7	(g)	(31)	4	348
Vacation Ownership	2,077	515	—	—		(1	) (d)	—	—	514

Total Reportable Segments	4,270	1,040	—	57		6		(31)	4	1,076
Corporate and Other (a)	(16)	(84)	(16)	—		—		—	—	(100)

Total Company	$4,254	$956	$(16)	$57		$6		$(31)	$4	$976

(a)	Includes the elimination of transactions between segments.
(b)	Relates to the net expense/(benefit) from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(c)	Relates to a non-cash impairment charge related to a write-down of an international joint venture at the Company’s lodging business.
(d)	Relates to the reversal of costs incurred as a result of various strategic initiatives commenced by the Company during 2008.
(e)	Relates to a net benefit resulting from a refund of value added taxes.
(f)	Relates to the write-off of foreign exchange translation adjustments associated with the liquidation of a foreign entity.
(g)	Relates to costs incurred as a result of a strategic initiative commenced by the Company during 2010.
(h)	Relates to non-cash impairment charges primarily related to the write-down of certain franchise and management agreements and development advance notes at the Company’s lodging business.

Table 8

(1 of 2)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended March 31, 2012
	As Reported	Legacy Adjustments		Allowance Reversal	Early Extinguishment of Debt		As Adjusted
Net revenues
Service fees and membership	$504						$504
Vacation ownership interest sales	271						271
Franchise fees	118						118
Consumer financing	103						103
Other	40						40

Net revenues	1,036	—		—	—		1,036

Expenses
Operating	442						442
Cost of vacation ownership interests	28						28
Consumer financing interest	23						23
Marketing and reservation	167						167
General and administrative	153	4	(a)				157
Depreciation and amortization	45						45

Total expenses	858	4		—	—		862

Operating income	178	(4)		—	—		174
Other income, net	(3)			2 (b)			(1)
Interest expense	33						33
Early extinguishment of debt	106				(106	) (c)	—
Interest income	(2)						(2)

Income before income taxes	44	(4)		(2)	106		144
Provision for income taxes	13	(2	) (d)	— (d)	44	(d)	55

Net income	31	(2)		(2)	62		89

Net loss attributable to noncontrolling interest	1	—		—	—		1

Net income attributable to Wyndham Worldwide	$32	$(2)		$(2)	$62		$90

Earnings per share
Basic	$0.22	$(0.02)		$(0.01)	$0.43		$0.61
Diluted	0.21	(0.02)		(0.01)	0.42		0.60

Weighted average shares outstanding
Basic	146	146		146	146		146
Diluted	149	149		149	149		149

Note:  EPS amounts may not add due to rounding.

(a)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(b)	Relates to a benefit from the reversal of an allowance associated with a previously divested asset.
(c)	Represents costs incurred for the early repurchase of a portion of the Company’s 9.875% senior unsecured notes and 6.00% senior unsecured notes.
(d)	Relates to the tax effect of the adjustment.

Table 8

(2 of 2)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended March 31, 2011
		Early Extinguishment of Debt		Legacy Adjustments		Asset Impairment		Restructuring Costs
	As Reported									As Adjusted
Net revenues
Service fees and membership	$495									$495
Vacation ownership interest sales	222									222
Franchise fees	101									101
Consumer financing	102									102
Other	32									32

Net revenues	952	—		—		—		—		952

Expenses
Operating	411									411
Cost of vacation ownership interests	32									32
Consumer financing interest	23									23
Marketing and reservation	137									137
General and administrative	140			7	(b)					147
Asset impairment	13					(13	) (d)			—
Restructuring	(1)							1	(e)	—
Depreciation and amortization	45									45

Total expenses	800	—		7		(13)		1		795

Operating income	152	—		(7)		13		(1)		157
Other income, net	(6)			4	(c)					(2)
Interest expense	32									32
Early extinguishment of debt	12	(12	) (a)							—
Interest income	(2)									(2)

Income before income taxes	116	12		(11)		13		(1)		129
Provision for income taxes	44	5	(f)	(3	) (f)	5	(f)	(1	) (f)	50

Net income	$72	$7		$(8)		$8		$—		$79

Earnings per share
Basic	$0.42	$0.04		$(0.04)		$0.04		$—		$0.46
Diluted	0.41	0.04		(0.04)		0.04		—		0.44

Weighted average shares outstanding
Basic	173	173		173		173		173		173
Diluted	179	179		179		179		179		179

Note: EPS amounts may not foot due to rounding.

(a)	Relates to costs incurred for the early repurchase of a portion of the Company’s 3.50% convertible notes during the first quarter of 2011.
(b)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(c)	Relates to a gain on the redemption of a preferred stock investment allocated to the Company in connection with our separation with Cendant.
(d)	Relates to a non-cash impairment charge to reduce the value of an international joint venture in the Company’s lodging business.
(e)	Relates to the reversal of costs incurred as a result of various strategic initiatives commenced by the Company during 2008.
(f)	Relates to the tax effect of the adjustments.

Table 9

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATIONS AND FINANCIAL INFORMATION

(In millions)

FREE CASH FLOW

The Company defines free cash flow as net cash provided by operating activities less capital expenditures, equity investments and development advances and excluding cash payments related to the Company’s contingent tax liabilities that it assumed and is responsible for pursuant to its separation from Cendant. The Company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, equity investments and development advances, can be used for strategic opportunities, including making acquisitions, paying dividends, repurchasing the Company’s common stock and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of the Company’s operating results to its competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Wyndham Worldwide is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period.

The following table provides more details on the GAAP financial measure that is most directly comparable to the non-GAAP financial measure and the related reconciliation between these financial measures:

	Three Months Ended March 31,
	2012	2011

Net cash provided by operating activities	$228	$229
Less: Property and equipment additions	(33)	(41)
Less: Equity investments and development advances	(2)	(3)

Free cash flow	$193	$185

GROSS VOI SALES

The following table provides a reconciliation of Gross VOI sales (see Table 3) to Vacation ownership interest sales (see Table 4):

Year
2012	Q1	Q2	Q3	Q4	Full Year

Gross VOI sales	$384	N/A	N/A	N/A	N/A
Less: Sales under the WAAM	(17)	N/A	N/A	N/A	N/A

Gross VOI sales, net of WAAM sales	367	N/A	N/A	N/A	N/A
Less: Loan loss provision	(96)	N/A	N/A	N/A	N/A

Vacation ownership interest sales	$271	N/A	N/A	N/A	N/A

2011

Gross VOI sales	$319	$412	$455	$409	$1,595
Less: Sales under the WAAM	(18)	(19)	(38)	(31)	(106)

Gross VOI sales, net of WAAM sales	302	393	417	378	1,489
Less: Loan loss provision	(79)	(80)	(96)	(83)	(339)

Vacation ownership interest sales	$222	$313	$320	$295	$1,150

2010

Gross VOI sales	$308	$371	$412	$373	$1,464
Less: Sales under the WAAM	(5)	(13)	(20)	(14)	(51)

Gross VOI sales, net of WAAM sales	303	358	392	359	1,413
Less: Loan loss provision	(86)	(87)	(85)	(82)	(340)

Vacation ownership interest sales	$217	$271	$308	$276	$1,072

2009

Gross VOI sales	$280	$327	$366	$343	$1,315
Plus: Net effect of percentage-of-completion accounting (a)	67	37	36	47	187
Less: Loan loss provision	(107)	(122)	(117)	(103)	(449)

Vacation ownership interest sales	$239	$242	$285	$287	$1,053

Note: Amounts may not add due to rounding.

(a)	Represents the revenue that is deferred under the percentage of completion method of accounting.

The following includes primarily tele-sales upgrades and other non-tour revenues, which are excluded from Gross VOI sales in the Company’s VPG calculation (see Table 3):

	Q1	Q2	Q3	Q4	Full Year

2012	$27	N/A	N/A	N/A	N/A
2011	$18	$18	$21	$11	$68
2010	$20	$20	$23	$17	$80
2009	$24	$23	$29	$28	$104

Note: Amounts may not add across due to rounding.